EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Glen Burnie Bancorp and Subsidiaries for the year ended December 31, 2024 of our reports dated April 08, 2025 included in its Registration Statement on Form S-3 (File Nos. 333-37073 and 333-181328) and Form S-8 (File Nos. 333-46943 and 033-62280) dated March 22, 2024 relating to the financial statements and financial statement schedules for the two years ended December 31, 2024 listed in the accompanying index.

/S/ UHY LLP

Salisbury, Maryland

April 08, 2025